UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 8, 2017

Cognizant Technology Solutions Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	0-24429	13-3728359
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Glenpointe Centre West 500 Frank W. Burr Blvd. Teaneck, New Jersey		07666
(Address of Principal Executive Offices)		(Zip Code)
(201) 801-0233
(Registrant’s telephone number, including area code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01.	Entry into a Material Definitive Agreement.
On February 8, 2017, Cognizant Technology Solutions Corporation (the “Company”) entered into an agreement (the “Cooperation Agreement”) with Elliott Associates, L.P., Elliott International, L.P. and Elliott International Capital Advisors Inc. (collectively, “Elliott”).
Under the Cooperation Agreement, the Company has agreed to appoint three new independent directors, two of whom will be appointed prior to the filing of the Company’s definitive proxy statement for its 2017 annual meeting of stockholders (the “2017 Annual Meeting”) and one of whom will be appointed prior to the filing of the Company’s definitive proxy statement for the Company’s 2018 annual meeting of stockholders (the “2018 Annual Meeting”). Elliott and the Company will each identify one of the new independent directors to be appointed prior to the 2017 Annual Meeting (such individuals, together, the “New Directors”), subject to each of the Company and Elliott consenting to the proposed appointee of the other. The Company will identify the new independent director to be appointed prior to the 2018 Annual Meeting (the “Additional Director”), subject to Elliott’s consenting to such proposed appointee. The Company has agreed to nominate the New Directors for election as directors at the 2017 Annual Meeting and to nominate the Additional Director for election at the 2018 Annual Meeting. Two incumbent directors will not be nominated for reelection at the 2017 Annual Meeting and one incumbent director will not be nominated for reelection at the 2018 Annual Meeting. In the event that Elliott submits a notice of its intent to nominate individuals for election as directors at the 2018 Annual Meeting or engages in any solicitation of proxies or consents for the 2018 Annual Meeting, the Company’s obligations to appoint the Additional Director to the Board, include such Additional Director in its slate for election over an incumbent director at the 2018 Annual Meeting, and recommend, and solicit proxies in favor of, the election of such Additional Director and reelection of the New Director identified by Elliott at the 2018 Annual Meeting will immediately cease.
Under the Cooperation Agreement, at the 2017 Annual Meeting, Elliott has agreed to vote, or cause to be voted, all of the Company’s common stock owned by Elliott or its controlled or controlling affiliates in favor of the directors nominated by the Company’s board of directors (the “Board”) and otherwise in accordance with the Board’s recommendation on any proposal not related to an Extraordinary Transaction (as defined below).
In addition, the Company has agreed to, as promptly as practicable following execution of the Cooperation Agreement, form a Financial Policy Committee of the Board (the “Financial Policy Committee”), which shall be comprised of three directors, including Francisco D’Souza, an incumbent director with previous operational experience to be mutually agreed upon by the Company and Elliott, and the New Director identified by Elliott. The Financial Policy Committee will assist and advise the Board on issues relating to the Company’s operating plan and capital allocation policy. The Financial Policy Committee will adopt a charter, which will provide, among other things, that the responsibilities of the Financial Policy Committee will include: (i) reviewing the Company’s operating margins with the assistance of a globally-recognized consultant who has been assisting the Company in its review of operating margins, (ii) assisting and advising on a long-term margin improvement plan, (iii) providing the Board with updates summarizing its progress to date and (iv) reviewing the Company’s capital structure and capital allocation policies and strategy. The Financial Policy Committee will be empowered to hire additional advisors, as necessary, to assist in its operating review.
Under the Cooperation Agreement, the Company has agreed to limit the size of the Board to no more than eleven directors following the 2017 Annual Meeting during the standstill period, except as a result of the appointment of the Additional Director and/or the addition of a new director appointed by mutual consent of the Company and Elliott (in determining this potential new director candidate, the Company will consider in good faith any person proposed by Elliott).
Pursuant to the Cooperation Agreement, Elliott is subject to certain standstill restrictions, which prohibit Elliott from, among other things, (i) engaging in any solicitation of proxies or consents with respect to the election or removal of directors; (ii) forming or joining a “group” (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended) with respect to the voting securities of the Company; (iii) acquiring voting securities of the Company resulting in Elliott having beneficial ownership of more than 4.99% of the Company’s outstanding common stock; (iv) making or participating in any tender offer, exchange offer, merger, consolidation, acquisition, business combination, sale of a division, sale of substantially all assets, recapitalization, restructuring, liquidation, dissolution or extraordinary transaction involving the Company or any of its subsidiaries (an “Extraordinary Transaction”); (v) seeking, alone or in concert with others, representation on the Board or the removal of any member of the Board; or (vi) making any stockholder proposal, in each case, subject to certain limited exceptions.
These standstill restrictions terminate upon the earliest to occur of certain specified events, including but not limited to (i) Elliott's delivery of written notice to the Company of a material breach of the Cooperation Agreement by the Company, if such breach has not been cured within a specified notice period; (ii) the announcement by the Company of a definitive agreement with respect to an Extraordinary Transaction that would result in the acquisition by any person or group of more than 50% of the common stock of the Company or all or substantially all of the Company’s assets; (iii) the commencement of any tender or exchange offer that, if consummated, would constitute an Extraordinary Transaction that would result in the acquisition by any person or group of more than 50% of the common stock of the Company, where the Company files a Schedule 14D-9 that does not recommend that the Company’s stockholders reject such tender or exchange offer; and (iv) the adoption by the Board of any amendment to the Company’s charter or by-laws that would reasonably be expected to substantially impair the ability of a stockholder to submit nominations for election to the Board or stockholder proposals in connection with any future Company annual meeting of stockholders. The parties’ obligations under the Cooperation Agreement will expire 30 days prior to the first day of the Company’s stockholder director nomination period for the 2018 Annual Meeting, as established pursuant to the Company’s by-laws.
The foregoing description of the Cooperation Agreement does not purport to be complete and is qualified in its entirety by reference to the full Cooperation Agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference. On February 8, 2017, the Company issued a press release announcing its entry into the Cooperation Agreement. The full text of the press release is attached to this current report on Form 8-K as Exhibit 99.1.*

Item 2.02.	Results of Operations and Financial Condition.
On February 8, 2017, the Company issued a press release to report the Company’s financial results for the quarter ended December 31, 2016. The full text of the press release is attached to this current report on Form 8-K as Exhibit 99.2.*

Item 7.01.	Regulation FD Disclosure.
On February 8, 2017, representatives of the Company began making presentations to investors using slides containing the information attached to this current report on Form 8-K as Exhibit 99.3 (the “Investor Presentation”) and incorporated herein by reference. The Company expects to use the Investor Presentation, in whole or in part, and possibly with modifications, in connection with presentations to investors, analysts and others during the fiscal year ending December 31, 2017. The Investor Presentation is also posted on the Company’s website at www.cognizant.com.*

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Agreement, dated February 8, 2017, among Cognizant Technology Solutions Corporation, Elliott Associates, L.P., Elliott International, L.P. and Elliott International Capital Advisors Inc.
99.1	Press Release of Cognizant Technology Solutions Corporation, dated February 8, 2017.
99.2	Press Release of Cognizant Technology Solutions Corporation, dated February 8, 2017.
99.3	Investor Presentation of Cognizant Technology Solutions Corporation, dated February 8, 2017.

*
The information in Item 2.02, Item 7.01, Exhibit 99.1, Exhibit 99.2, and Exhibit 99.3 of this current report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

By:	/s/ Francisco D’Souza
Name:	Francisco D’Souza
Title:	Chief Executive Officer

Date: February 8, 2017

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Agreement, dated February 8, 2017, among Cognizant Technology Solutions Corporation, Elliott Associates, L.P., Elliott International, L.P. and Elliott International Capital Advisors Inc.
99.1	Press Release of Cognizant Technology Solutions Corporation, dated February 8, 2017.
99.2	Press Release of Cognizant Technology Solutions Corporation, dated February 8, 2017.
99.3	Investor Presentation of Cognizant Technology Solutions Corporation, dated February 8, 2017.